UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2015

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

600 Cummings Center

Beverly, MA 01915
(Address of principal executive offices and zip code)

(978) 619-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On October 5, 2015, Atlantic Tele-Network, Inc. (the “Company”) entered into a definitive transaction agreement (the “Transaction Agreement”) with certain of the Company’s subsidiaries, KeyTech Limited (“KeyTech”) and KeyTech’s wholly owned subsidiary, Chancery Holdings Limited (“Chancery”).  The Transaction Agreement provides for the acquisition by the Company of a controlling interest in KeyTech, a Bermuda company listed on the Bermuda Stock Exchange (KEY.BH) that provides voice, broadband and cable television services under the “Logic” name in Bermuda and the Cayman Islands (the “Transaction”).  As part of the Transaction, KeyTech will be combined with Bermuda Digital Communications Ltd. (“BDC”), a mobile provider in Bermuda operating under the “CellOne” name.  The Company and KeyTech together currently own approximately 85% of BDC.  Subject to the satisfaction or waiver of the closing conditions described below, the Company currently expects to complete the Transaction in the first quarter of 2016.

Set forth below is a summary of the material terms and conditions of the Transaction, the Transaction Agreement and certain related agreements.

Pursuant to and subject to the terms of the Transaction Agreement, the Company will acquire such number of newly issued common shares of KeyTech as constitutes (after giving effect to such issuance) at least 51% of the KeyTech common shares on a fully diluted basis.  In consideration for such acquisition, the Company will contribute (i) the Company’s approximate 43% interest in BDC and (ii) approximately $42 million in cash to the KeyTech group. As part of the Transaction, BDC will be merged (the “Merger”) with and into a wholly owned subsidiary of Chancery to be formed prior to the closing date (“Newco”), with Newco being the surviving company.  Following such Merger, the approximate 15% interest in BDC held, in the aggregate, by the minority shareholders of BDC (the “BDC Minority Shareholders”) will be converted into the right to receive, in the aggregate, approximately 8.9% of the KeyTech common shares on a fully diluted basis.

As a result, upon and subject to the closing of the Transaction, (i) the Company will own at least 51% of the KeyTech common shares on a fully diluted basis and (ii) BDC will become a wholly owned indirect subsidiary of KeyTech.  In addition, and subject to the closing of the Transaction, the existing KeyTech shareholders, which shall not include the BDC Minority Shareholders or the Company, will receive a one-time special dividend of $0.75 per share, or an aggregate amount of approximately $12.7 million.  Following the closing of the Transaction, KeyTech will continue to be listed on the Bermuda Stock Exchange and will have approximately $37 million in remaining debt that will be consolidated on the Company’s balance sheet.

The parties have made customary representations and warranties in the Transaction Agreement relating to themselves and BDC and have agreed to customary covenants. In addition, the Transaction Agreement provides that the parties will indemnify each other for breaches of those representations, warranties and covenants, subject to certain limitations.  KeyTech has agreed not to solicit alternative proposals or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any alternative proposal.  Furthermore, KeyTech will take all necessary steps to obtain the required approval by KeyTech’s shareholders.  Moreover, the parties will cooperate with each other and use reasonable best efforts to consummate the Transaction, including using reasonable best efforts to obtain certain regulatory approvals.

Consummation of the Transaction is subject to the satisfaction or waiver of certain conditions, including, among others, receipt of the approval from the Federal Communications Commission, the Regulatory Authority of Bermuda and the Information and Communications Technology Authority, the consent of the Bermuda Stock Exchange to certain transaction matters and the affirmative vote by KeyTech’s shareholders holding a majority of the votes cast at a meeting at which a quorum is present, and certain other customary closing conditions.

The Transaction Agreement also contains certain termination rights, including, among others, the right of either party to terminate the Transaction Agreement if (i) the Transaction is not completed prior to April 5, 2016; (ii) certain regulatory approvals are not obtained; and (iii) the required approval by KeyTech’s shareholders is not obtained.  In addition, ATN has the right to terminate the Transaction Agreement, if KeyTech’s board of directors changes its recommendation to KeyTech’s shareholders.  If the Transaction Agreement is terminated, KeyTech may, under certain circumstances, be required to pay the Company a break-up fee up to $4,250,000.  Similarly, the Company may, under certain circumstances, be required to pay KeyTech a reverse break-up fee of $2,625,000.

In connection with the Transaction, the Company and certain shareholders of KeyTech holding, in the aggregate, approximately 34% of the KeyTech common shares currently outstanding, entered into voting and support agreements on October 5, 2015 (collectively, the “Voting and Support Agreements”).  Pursuant to these Voting and Support Agreements, the shareholders have agreed, among other things, to vote their KeyTech shares in favor of the actions contemplated by the Transaction Agreement requiring KeyTech shareholder approval.

The foregoing description of the Transaction Agreement and the Voting and Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Agreement, attached hereto as Exhibit 2.1, and incorporated herein by reference, and the form of the Voting and Support Agreements, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. The Transaction Agreement has been included to provide investors and security holders with information regarding its terms and is not intended to modify or supplement any factual information about the Company, KeyTech, BDC or their respective subsidiaries or affiliates, or any disclosures about the Company in its public reports filed with the Securities and Exchange Commission. In particular, the Transaction Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company, KeyTech or BDC. The representations, warranties and covenants contained in the Transaction Agreement were made by the parties thereto solely for the purposes of the Transaction Agreement and as of specific dates; were solely for the benefit of the parties to the Transaction Agreement; are not intended as statements of fact to be relied upon by the Company’s shareholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Transaction Agreement, which disclosures are not reflected in the Transaction Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders or other security holders. Shareholders of the Company are not third-party beneficiaries under the Transaction Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or of the condition of the Company, KeyTech or BDC or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Transaction Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01                                           Other Events

On October 6, 2015, the Company issued a press release regarding the Transaction. A copy of such press release is furnished herewith as Exhibit 99.1, and is hereby incorporated by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Transaction Agreement, dated as of October 5, 2015, by and among Atlantic Tele-Network, Inc., ATN Caribbean Holdings, Ltd., ATN Bermuda Holdings Ltd., KeyTech Limited and Chancery Holdings Limited.
99.1	Press Release of the Company, dated October 6, 2015.

*                                         Schedules omitted pursuant to item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

*                                         *                                         *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: October 6, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1*	Transaction Agreement, dated as of October 5, 2015, by and among Atlantic Tele-Network, Inc., ATN Caribbean Holdings, Ltd., ATN Bermuda Holdings Ltd., KeyTech Limited and Chancery Holdings Limited.
99.1	Press Release of the Company, dated October 6, 2015.

*                                         Schedules omitted pursuant to item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.